UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2013

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive
Odessa, Florida 33556
(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484
(Registrant’s telephone number, including area code)

                                                N/A
(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2013, we were notified that Mr. Raymond Kazyaka Sr., a member of the Board of Directors (the “Board”) of Dais Analytic Corporation’s (the “Company”), passed away on March 18, 2013.

On March 25, 2013, the Board appointed, Ira William McCollum, Jr., to fill the vacancy. Mr. McCollum joined as a partner in SNR Denton's Public Policy and Regulation practice in 2012. He joined the firm following his term as the 36th attorney general of the state of Florida. Mr. McCollum served as attorney general from 2007 to 2011. Prior to becoming the Florida Attorney General in 2007, McCollum was a partner with Baker & Hostetler's Government Policy practice from 2001-2007. Between 1981-2001, McCollum was a Member of the US House of Representatives representing Florida's 8th District where he served on the Judiciary, Banking and Financial Services, and Intelligence Committees. He also held a number of leadership positions, including Chairman of the Judiciary Subcommittee on Crime, Vice Chairman for six years of the Banking and Financial Services Committee, ranking Member of the subcommittee overseeing the Federal Reserve, and Vice Chairman of the House of Republican Conference for three terms (one of eight House GOP leadership positions). Mr. McCollum’s expertise in in federal and state government and regulations will be an asset to the Board.

Prior to his appointment as a member of the Company’s Board , Mr. McCollum did not have any material relationship with the Company and there are not any arrangements or understandings between Mr. McCollum or any other persons pursuant to which Mr. McCollum was appointed as a director. Mr. McCollum does not have any family relationships with any of the Company’s other directors or executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: March 25, 2013	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President

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